UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 15, 2004

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

El Paso Electric Company (the “Company”) issued a news release stating that it has received a decision in its Texas fuel reconciliation case before the Public Utility Commission of Texas. A copy of the news release as issued by the Company is attached hereto as an Exhibit.

INDEX TO EXHIBITS

Exhibit Number	Title

99.01	News Release dated as of March 15, 2004, issued by El Paso Electric Company, disclosing the decision in the Texas fuel reconciliation case before the Public Utility Commission of Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO ELECTRIC COMPANY

By:	/s/ Terry Bassham

Terry Bassham Executive Vice President, Chief Financial and Administrative Officer (Duly Authorized Officer and Principal Financial Officer)

Dated: March 15, 2004